                             PARTICIPATION AGREEMENT
                                  By and Among
                     THE LIFE INSURANCE COMPANY OF VIRGINIA
                                       And
                           GE INVESTMENTS FUNDS, INC.
                                       And
                      GE INVESTMENT MANAGEMENT INCORPORATED

      THIS AGREEMENT, made and entered into this 1st day of May, 1998, by and among The Life Insurance Company of Virginia, organized under the laws of the State of Virginia (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company named in Schedules 1 and 2 to this Agreement as may be amended from time to time (each account referred to as the "Account"), GE Investments Funds, Inc., an open-end management investment company organized under the laws of Virginia (the "Fund") on its own behalf and on behalf of the Portfolios named in Schedule 3 to this Agreement (the "Portfolios"); and GE Investment Management Incorporated, a corporation organized under the laws of the State of Delaware (the "Adviser").

      WHEREAS, the Fund engages in business as an open-end management investment fund and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies that have entered into participation agreements similar to this Agreement (the "Participating Insurance Companies") and for qualified pension and retirement plans; and

      WHEREAS, the Fund has received an order from the Securities & Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund, the Portfolios, and/or the Adviser by virtue of the receipt of such order by the SEC will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party; and

      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act"); and


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      WHEREAS, the Company has developed or intends to develop certain variable annuity insurance policies (hereinafter, the "Contracts") set forth in Schedule 4 hereto, for sale to "accredited investors," as that term is defined in Regulation D promulgated under the 1933 Act (hereinafter "Regulation D"), or other investors permitted by Regulation D; and

      WHEREAS, the Company has developed or intends to develop certain other variable life insurance and variable annuity policies (also hereinafter included within the term "Contracts") shown on Schedule 5 interests under which have been or will be registered under the 1933 Act; and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Virginia, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, the Company has registered each Account listed on Schedule 2 as a unit investment trust under the 1940 Act; and

      WHEREAS, each Account listed on Schedule 1 will be excepted from the definition of an investment company under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in
Schedule 3, as such schedule may be amended from time to time on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to the Account at net asset value;

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Portfolios and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. The Fund agrees to sell to the Company those shares of the Portfolios that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Portfolio. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from the Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following business day ("T+l"). "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the SEC.

1.2. The Company will pay for Portfolio shares on T + 1 provided that an order to purchase Portfolio shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. This wire transfer will be initiated by 12:00 p.m. Eastern Time.


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1.3. Subject to the Fund's rights set forth in Article X, the Fund agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and each Account on those days on which the Portfolios calculate their net asset values pursuant to rules of the SEC,and the Portfolios shall use reasonable efforts to calculate such net asset values on each day the New York Stock Exchange is open for trading; provided, however, that the Board of Directors of the Fund (the "Board") may refuse to sell shares of the Portfolios to any person, or suspend or terminate the offering of shares of the Portfolios if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

1.4. On each Business Day on which the Portfolios calculate their net asset values, the Company will aggregate and calculate the net purchase or redemption orders for each Account maintained by the Fund in which contractowner assets are invested. Net orders will only reflect orders that the Company has received prior to the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") (currently 4:00 p.m., Eastern Time) on that Business Day. Orders that the Company has received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by the Company will constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information ("SAI") of the Fund or with oral or written instructions that the Fund will forward to the Company from time to time.

1.5. The Fund agrees that shares of the Portfolios will be sold in compliance with the requirements of the Mixed and Shared Funding Exemptive Order only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder , the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of the Portfolios will be sold to the general public except as set forth in this Section 1.5.

1.6. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section 1.6, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of


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redemption proceeds following payment of the redemption proceeds to the Company;
the Company alone will be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

1.7. The Company agrees to purchase and redeem the shares of the Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.8. Issuance and transfer of the Portfolios' shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Portfolio shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9. The Fund will furnish same day notice (by telecopier, wire or telephone followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on a Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio shares in the form of additional shares of the Portfolio. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election upon reasonable prior notice to the Fund and to receive all such dividends and distributions in cash.

1.10. The Fund will make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, but in no event later than 7:00 p.m., Eastern Time, each Business Day.

1.11. In the event adjustments are required to correct any error in the computation of the net asset value of the Portfolio's shares, the Fund will notify the Company as soon as practicable after discovering the need for those adjustments that result in an error in the calculation of the net asset value equal to or greater than .5% of the correct net asset value. Any such notice will state for each day for which an error occurred the incorrect price, the correct price and the reason for the price change. The Company may send this notice or a derivation thereof (so long as such derivation is approved in advance by the Adviser) to contractowners whose accounts are affected by the price change. The parties will negotiate in good faith to develop a reasonable method for effecting such adjustments.

1.12. The Fund will provide as much advance notice as is reasonably practicable of any material change affecting a Portfolio (including, but not limited to, any material change in its registration statement or prospectus and any proxy solicitations) and will take reasonable steps to assist the Company in implementing the change in an orderly manner, taking into account the expense of the Company


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ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts listed on Schedule 5 are or will be registered under the 1933 Act and that the Contracts listed on
Schedule 4 are exempt from registration under the 1933 Act; that the Accounts listed on Schedule 1 are and will remain excluded from the definition of an investment company under the 1940 Act, and that it will immediately notify the Fund and the Adviser upon having a reasonable basis for believing that the Accounts listed on Schedule 1 have ceased to be so exempt or that they might cease to be exempt in the future; that each Account listed on Schedule 2 is and will be registered as a unit investment trust in accordance with the provisions of the 1940 Act; and that the Contracts are and will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements; that each Account meets the definition of a "separate account" under the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable law and that it has legally and validly established each Account, prior to any issuance or sale of any Contract funded by that Account, as a segregated asset account under the Insurance Laws of the State of Virginia and has registered or, prior to any issuance or sale of the Contracts, will register to the extent required by law the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as required by the 1940 Act. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company. The Company further represents and warrants that each Account is a segregated asset account and that interests in each Account are offered exclusively through the purchase of or transfer into a variable contract, within the meaning of such terms under
Section 817 of the Code, and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirement and will notify the Fund immediately upon having a reasonable basis for believing such requirements have ceased to be met or that they might not be met in the future.

2.2. The Company represents that the Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3. The Company represents and warrants that it will not purchase shares of a Portfolio with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.


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2.4. The Fund represents and warrants that it will not sell shares of a portfolio to any purchaser whose purchase of such shares would result in a violation of the conditions imposed by the Mixed and Shared Funding Exemptive Order.

2.5. The Fund represents and warrants that shares of each Portfolio sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares are outstanding. The Fund will amend the registration statement for its shares of the Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of shares. The Fund will register and qualify the shares of each Portfolio for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.6. The Fund represents that each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

2.7. The Fund represents and warrants that in performing the services described in this Agreement, the Fund will comply with all applicable federal securities laws, rules and regulations. The Fund further represents and warrants that its investment objectives, policies and restrictions comply with all applicable state investment laws, rules and regulations. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund agrees that upon request it will furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states.

2.8. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom will not be interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses in accordance with the 1940 Act.

2.9. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Virginia and that it does and will comply in all material respects with applicable provisions of the 1940 Act and the Code of Virginia.

2.10. Each of the Fund and the Adviser represents and warrants that all of its directors, trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Portfolios are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Portfolios in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as


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may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.11. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Portfolios in compliance with applicable securities laws.

2.12. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE III. Prospectuses and Proxy Statements: Voting

3.1. The Fund will provide the Company, at the Company's expense, with as many copies of the current prospectus for the Portfolios and any amendments thereto as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera ready copy containing the Fund's prospectus and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus is amended during the year) to have the prospectuses for the Contracts and the Fund printed together in one document. Alternatively, the Company may print the Fund's prospectus in combination with the prospectuses of other fund companies. This provision may be amended by agreement of the parties hereto in writing.

It is understood and agreed that the Company is not responsible for the content of the prospectus or SAI for the Fund, except to the extent that statements in the Fund's prospectus and SAI reflect information given to the Fund by the Company. It is also understood and agreed that, except with respect to information provided to the Company by the Fund or the Adviser, the Portfolios, the Fund and the Adviser shall not be responsible for the content of the prospectus, SAI or disclosure statement for the Contracts or non-affiliated funds.

3.2. The Fund's prospectus shall state that its SAI is available from the Fund. The Fund at its expense shall print and provide such SAI free of charge to the Company and to any existing Contract owner, prospective Contract owner or participant who requests such SAI.

3.3. The Fund, at the Fund's or its affiliate's expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company will reasonably require for distribution to Contract owners and participants. The Company, at its expense, will distribute this proxy material, reports and other communications to existing Contract owners.

3.4. If and to the extent required by law, the Company will:

      (a) solicit voting instructions from Contract owners and tabulate the voting instructions;


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      (b) vote the shares of each Portfolio held in the Account in accordance with instructions received from contractowners; and

      (c) vote shares of each Portfolio held in the Account for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of each such Portfolio for which instructions have been received from the contractowners;

in each case, for so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. Except as set forth above, the Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that each of its separate accounts participating in the Portfolios calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1. The Adviser will provide the Company on a timely basis with investment performance information for the Portfolios, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten year (or life of the Portfolio) periods. The Company may, based on the SEC mandated information supplied by the Adviser, prepare communications for contractowners ("Contractowner Materials"). The Company will provide the Adviser with copies of all Contractowner Materials that reference the Fund or the Portfolios concurrently with their first use for the Adviser's internal recordkeeping purposes. It is understood that neither the Adviser, the Fund nor the Portfolios will be responsible for errors or omissions in, or the content of, Contractowner Materials except to the extent that the error or omission resulted from information provided by or on behalf of the Adviser, the Fund or the Portfolio. Any printed information that is furnished to the Company pursuant to this Agreement other than the Portfolio's prospectus or statement of additional information (or information supplemental thereto), periodic reports and proxy solicitation materials is the Adviser's sole responsibility and not the responsibility of the Portfolio or the Fund. The Company agrees that the Portfolio, the shareholders of the Portfolio and the officers and members of the Board will have no liability or responsibility to the Company in these respects.

4.2. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Portfolios in connection with the sale of the Contracts other than the information or representations contained in or accurately derived from the registration statement, prospectus or SAI for Portfolio shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for a Portfolio, or in published reports for a Portfolio which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the


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Fund or the Adviser, except with permission of the Fund or the Adviser. The Fund and/or the Adviser, as applicable, agrees to respond to any request for approval on a prompt and timely basis.

      Nothing in this Section 4.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Portfolios.

4.3. The Company will furnish, or will cause to be furnished, to the Fund or the Adviser or its designee, each piece of sales literature or other promotional material in which the Fund, the Portfolios or the Adviser is named, at least fifteen (15) business days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within ten (10) business days after receipt of such material. Likewise, the Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is named, at least fifteen (15) business days prior to its use. No such material will be used if the Company reasonably objects to such use within ten (10) business days after receipt of such material.

4.4. The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in or accurately derived from a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to contractowners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials that reference the Company, the Accounts or the Contracts, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that reference the Fund or the Portfolios and relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written


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communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisements sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.8. The Fund and each Portfolio hereby consents to the Company's use of the name GE Investments Funds, Inc. and the name of each portfolio listed on
Schedule 3 in connection with the marketing of the Contracts, subject to the terms of Sections 4.1, 4.2 and 10.3 of this Agreement. Such consent will terminate with the termination of this Agreement.

ARTICLE V. Fees and Expenses

5.1. The Fund, the Portfolios and the Adviser will pay no fee or other compensation to the Company under this Agreement except if the Fund or the Portfolios adopt and implement a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund in writing.

5.2. Except as otherwise provided herein, all expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund or the Adviser, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Portfolios' shares; the preparation of all statements and notices required of the Fund by any federal or state law; all taxes on the issuance or transfer of the Portfolios' shares; and any expenses permitted to be paid or assumed by a Portfolio pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

ARTICLE VI. Diversification

6.1. The Fund will ensure that each Portfolio will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will comply with Section 817(h) of the Code and Treasury Regulation 1.817-S, as amended from time to time, relating to the diversification requirements for variable annuity or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Portfolio, it will take all reasonable steps: (a) to notify the Company of such breach; and (b) to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-S.


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ARTICLE VII. Potential Conflicts

7.1. The Board will monitor the Portfolios for the existence of any material irreconcilable conflict among the interests of the contractowners of all separate accounts investing in the Portfolios and determine what action, if any, should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Portfolios are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance contractowners; or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Board will promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company agrees to assist the Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever it has determined to disregard contractowner voting instructions. The Company's responsibilities hereunder will be carried out with a view only to the interest of contractowners.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company will, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, including: (a) withdrawing the assets allocable to some or all of the Accounts from the Portfolios and reinvesting such assets in a different investment medium or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contractowners or variable life insurance contractowners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contractowner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Portfolios and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested directors of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within six (6) months after written notice is given that this provision is being implemented. Until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected Account's investment in the Portfolios and terminate this Agreement with respect to such subaccount; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested directors of the Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination shall take place within six (6) months after written notice is given that this provision is being implemented. Until such withdrawal and termination is implemented, the Fund shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or the Adviser be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contractowners materially affected by the material irreconcilable conflict.

7.7. The Company will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Board.

7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By The Company

      (a) The Company agrees to indemnify and hold harmless the Fund, the Portfolios, the Adviser, and each person, if any, who controls or is associated with the Fund, the Portfolios or the Adviser within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Portfolio shares or the Contracts and:

            (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Fund, the Portfolio or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

            (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund's registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

            (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

            (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

            (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

            Except to the extent provided in Sections 8. l(b) and 8.3 hereof, this indemnification will be in addition to any liability that the Company otherwise may have.

      (b) No party will be entitled to indemnification under Section 8. l(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

      (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Portfolio shares or the Contracts or the operation of the Fund.

8.2. Indemnification By The Adviser, the Fund and each Portfolio

      (a) The Adviser, the Fund and each Portfolio, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, the Fund or a Portfolio, as applicable) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Fund or a Portfolio by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

            (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or the Contracts or Fund registration statements or the Contracts or Fund prospectuses, SAIs or sales literature or other promotional materials for the Contracts or Fund not supplied by the Fund or persons under its control) or wrongful conduct of the Adviser, the Fund or a Portfolio or persons under the control of the Adviser, the Fund or a Portfolio respectively, with respect to the sale of the Portfolio shares; or

            (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Adviser, the Fund or a Portfolio or persons under the control of the Adviser, the Fund or a Portfolio; or

            (4) arise as a result of any failure by the Fund, the Adviser or a Portfolio to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

            (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Fund or a Portfolio in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Fund or a Portfolio;

            Except to the extent provided in Sections 8.2(b) and 8.3 hereof, this indemnification will be in addition to any liability that the Adviser, the Fund or the Portfolio otherwise may have.

      (b) No party will be entitled to indemnification under Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

      (c) The Indemnified Parties will promptly notify the Adviser, the Fund or a Portfolio of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the account.

8.3. Indemnification Procedure

      Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.3) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this
Article VIII. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX. Applicable Law

9.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Virginia.

9.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement will terminate:

      (a) at the option of any party, with or without cause, upon six (6) months' advance written notice to the other parties; or

      (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to a Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

      (c) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to a Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or Federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

      (d) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of Portfolio shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

      (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund, the Adviser or a Portfolio by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, the Adviser's or a Portfolio's ability to perform its obligations under this Agreement; or

      (f) at the option of the Company, upon receipt of the Company's written notice by the other parties, if a Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that a Portfolio may fail to so qualify; or

      (g) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to a Portfolio if the Portfolio fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably and in good faith believes the Portfolio may fail to meet such requirements; or

      (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty (30) days of said notice; or

      (i) at the option of the Company, upon receipt of the Company's written notice by the other parties, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Adviser or a Portfolio has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

      (j) at the option of the Fund or the Adviser, upon receipt of the Fund's or the Adviser's written notice by the Company, if the Fund or the Adviser respectively' determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser; or

      (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment medium. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Portfolio shares; or

      (l) at the option of the Company or the Fund upon a determination by a majority of the Board, or a majority of the disinterested Board members, that a material irreconcilable conflict exists among the interests of: (1) all contractowners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Portfolio as set forth in Article VII of this Agreement; or

      (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2. Notice Requirement

      No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

10.3. Effect of Termination

      Notwithstanding any termination of this Agreement, the Fund will, at the option of the Company, continue to make available additional shares of a Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in a Portfolio (as in effect on such date), redeem investments in a Portfolio and/or invest in Portfolio upon the making of additional purchase payments under the Existing Contracts.

10.4. Surviving Provisions

      Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 12.7 will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

11.1. Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

      If to the Company:

      The Life Insurance Company of Virginia
      6610 West Broad Street
      Richmond, VA  23260
      Attn: Linda L. Lanam, Esq., Senior Vice President,
            Secretary and General Counsel

      If to the Fund, the Adviser and/or the Portfolios:

      c/o GE Investment Management Incorporated
      3003 Summer Street, Stamford, CT 06905
      Attn: Associate General Counsel, Mutual Funds

ARTICLE XII. Miscellaneous

12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. No other portfolio or series of the Fund will be liable for the obligations or liabilities of another Portfolio.

12.2. The Fund and the Adviser acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Company Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Fund and the Adviser agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Fund and the Adviser from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Fund or the Adviser, the Fund and the Adviser will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Fund, the Adviser or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the

Adviser Protected Parties or any of their employees or agents in connection with the Fund's or the Adviser's performance of their respective duties under this Agreement are the valuable property of the Adviser Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Adviser Protected Parties' customers, or any other information or property of the Adviser Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to it by the Adviser Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Fund's or the Adviser's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.7. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund and at the Fund's expense, the Company agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

12.8. The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this agreement, will be satisfied solely out of the assets of the Fund and that no trustee, officer, agent or holder of shares of beneficial interest of the Fund will be personally liable for any such liabilities.

12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios or other applicable terms of this Agreement.

12.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

                                          THE LIFE INSURANCE COMPANY OF
                                          VIRGINIA

                                          By:_______________________________
                                          Name:
                                          Title:


                                          GE INVESTMENTS FUNDS, INC.

                                          By:_______________________________
                                          Name:
                                          Title:


                                          GE INVESTMENT MANAGEMENT
                                          INCORPORATED

                                          By:_______________________________
                                          Name:
                                          Title:

                                   Schedule 1
                             PARTICIPATION AGREEMENT
                                  By and Among
                     THE LIFE INSURANCE COMPANY OF VIRGINIA
                                       And
                           GE INVESTMENTS FUNDS, INC.
                                       And
                      GE INVESTMENT MANAGEMENT INCORPORATED

                              Unregistered Accounts

Name of Account:                           Date of Resolution of Company's Board
                                           which Established the Account:

Life of Virginia Separate Account 5        May 20, 1996

                                   Schedule 2
                             PARTICIPATION AGREEMENT
                                  By and Among
                     THE LIFE INSURANCE COMPANY OF VIRIGINA
                                       And
                           GE INVESTMENTS FUNDS, INC.
                                       And
                      GE INVESTMENT MANAGEMENT INCORPORATED

                               Registered Accounts

Name of Account:                           Date of Resolution of Company's Board
                                           which Established the Account:

Life of Virginia Separate Account I        February 16, 1984

Life of Virginia Separate Account II       August 21, 1986

Life of Virginia Separate Account III      February 10, 1987

Life of Virginia Separate Account 4        August 18, 1987

                                   Schedule 3
                             PARTICIPATION AGREEMENT
                                  By and Among
                      GE LIFE AND ANNUITY ASSURANCE COMPANY
           (formerly known as THE LIFE INSURANCE COMPANY OF VIRGINIA)
                                       And
                           GE INVESTMENTS FUNDS, INC.
                                       And
                        GE ASSET MANAGEMENT INCORPORATED
             (formerly named GE INVESTMENT MANAGEMENT INCORPORATED)

                           (as amended April 25, 2000)

                              Name(s) of Portfolio

S&P 500 Index Fund
Money Market Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Mid-Cap Value Equity Fund (formerly named Value Equity Fund)
Income Fund
U.S. Equity Fund
Premier Growth Equity Fund


                                          Approved:_________________________
                                          Title:
                                          GE Asset Management Incorporated


                                          Approved:_________________________
                                          Title:
                                          GE Investments Funds, Inc.


                                          Approved:_________________________
                                          Title:
                                          GE Life and Annuity Assurance Company

Schedule 4
                             PARTICIPATION AGREEMENT
                                  By and Among
                     THE LIFE INSURANCE COMPANY OF VIRGINIA
                                       And
                           GE INVESTMENTS FUNDS, INC.
                                       And
                      GE INVESTMENT MANAGEMENT INCORPORATED

                                Exempt Contracts

Commonwealth 401(k) group flexible premium variable deferred annuity

                                   Schedule 5
                             PARTICIPATION AGREEMENT
                                  By and Among
                     THE LIFE INSURANCE COMPANY OF VIRGINIA
                                       And
                           GE INVESTMENTS FUNDS, INC.
                                       And
                      GE INVESTMENT MANAGEMENT INCORPORATED

                              Registered Contracts

Commonwealth One flexible premium variable life insurance policy

Commonwealth Two flexible premium variable life insurance policy

Commonwealth 3 flexible premium variable life insurance policy

Commonwealth VL flexible premium variable life insurance policy

Commonwealth VL Flex flexible premium variable life insurance policy

Commonwealth VUL flexible premium variable life insurance policy

Asset Allocation Life flexible premium variable life insurance policy

Asset Allocation Annuity flexible premium variable deferred annuity policy

Commonwealth VA flexible premium variable deferred annuity policy

Commonwealth VA Plus flexible premium variable deferred annuity policy

Commonwealth 4 flexible premium variable universal life insurance policy

Commonwealth VA Plus Plus flexible premium variable deferred annuity policy

Contracts being developed:

Single premium variable immediate annuity

Extra credit flexible premium variable immediate annuity

No surrender charge flexible premium variable immediate annuity


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